UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2004

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-15403	39-0968604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (414) 765-7801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

On December 16, 2004, the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Directors of Marshall & Ilsley Corporation (the “Company”) took the following actions:

2005 Base Salary Increases

Effective January 1, 2005, the Compensation Committee increased the base salaries of the executive officers who will be the “named executive officers” for purposes of the Company’s proxy statement for the 2005 annual meeting of shareholders.  The base salaries of the named executive officers for 2005 are as follows:

Name	2005 Base Salary

Dennis J. Kuester $900,000 Chairman of the Board, President and Chief Executive Officer, Marshall & Ilsley Corporation

Mark F. Furlong $525,000 Executive Vice President, Marshall & Ilsley Corporation and President, M&I Marshall & Ilsley Bank

Frank R. Martire $450,000 Senior Vice President, Marshall & Ilsley Corporation and President and Chief Executive Officer, Metavante Corporation

Thomas J. O’Neill $370,000 Senior Vice President, Marshall & Ilsley Corporation, Executive Vice President, M&I Marshall & Ilsley Bank and President, M&I Bank FSB

James B. Wigdale N/A(1) Chairman of the Board of Directors, Marshall & Ilsley Corporation (Retired)

_____________

(1)

Mr. Wigdale retired as Chairman of the Board of Directors of the Company effective December 31, 2004.

Nonqualified Supplemental Retirement Benefit Plan

The Compensation Committee approved the terms of a nonqualified supplemental retirement benefit plan (the “Nonqualified Plan”) that provides Mr. Furlong with a supplemental retirement benefit.  The purpose of the Nonqualified Plan is to provide an annual retirement benefit such that the sum of the benefits from the Company’s contributions into its qualified and non-qualified defined contribution program, Social Security and the Nonqualified Plan equals 45% of the sum of Mr. Furlong’s highest average salary and annual short-term incentive compensation for any five of his last ten years of employment.  The benefits under the Nonqualified Plan will begin vesting at age 55, and will be fully vested at age 62.  If Mr. Furlong’s employment terminates prior to his attaining age 55 other than by reason of death or disability or in connection with a change of control of the Company, he will receive no benefits under the Nonqualified Plan.  The total benefit under the Nonqualified Plan will be adjusted in the event of death or disability before age 62, and can be paid for life with a 120-month certain pay-out or on a joint and survivor basis at Mr. Furlong’s option.  The pay-out option elected may also affect the amount of the annual benefit.  In the event of a change of control before Mr. Furlong attains age 55, 40% of the benefits under the Nonqualified Plan will be vested if the change of control occurs within 12 months of adoption of the Nonqualified Plan and an additional 4% of the benefits will vest for each year following the adoption of the Nonqualified Plan.  In the event of a change of control after Mr. Furlong attains age 55, the benefits under the Nonqualified Plan will be fully vested.

Relocation Expenses

The Compensation Committee approved the reimbursement of expenses that may be incurred by Mr. Furlong in connection with the relocation of his residence to Milwaukee.

Retirement Benefits

The Compensation Committee approved retiree status for Jeffrey V. Williams (a “named executive officer” for purposes of the Company’s proxy statement for the 2004 annual meeting of shareholders) for purposes of his outstanding stock options and long-term incentive plan units, as well as the acceleration of the vesting of Mr. Williams’s outstanding key restricted shares effective December 31, 2004, the effective date of his retirement as Senior Vice President of the Company and Chairman of the Board of Directors of Marshall & Ilsley Trust Company, N.A.

*    *    *

On January 12, 2005, the Compensation Committee took the following actions:

Annual Executive Incentive Plan and 1994 Long-Term Incentive Plan Payouts for 2004

The Compensation Committee approved payouts to the Company’s named executive officers under the Company’s Annual Executive Incentive Plan and 1994 Long-Term Incentive Plan (the “LTIP”) as follows:

	Annual Executive Incentive Plan	LTIP(1)

Dennis J. Kuester	$1,322,400	$942,960
James B. Wigdale	853,450	942,960
Mark F. Furlong	656,500	377,184
Thomas J. O’Neill	426,725	251,456
Frank R. Martire	475,000	N/A

_____________

(1)

LTIP payouts in any given year are based on the number of LTIP units awarded with respect to the prior three-year period and the Company’s performance during such period.  Accordingly, the amount of LTIP payouts may vary from year to year and in some years there may be no payouts under the LTIP.  For 2004 the named executive officers received payouts for awards made with respect to the three-year period from January 2002 through December 2004.  The performance criteria for this three-year cycle were based upon both the Company’s total shareholder return in relation to companies in the Keefe, Bruyette & Woods 50 Bank Index (the “KBW 50 Index”) and the Company’s cumulative three-year earnings per share relative to predetermined goals.  During this period, the Company’s total shareholder return was below the target level under the LTIP and earnings per share performance exceeded the target level under the LTIP, which when combined exceeded the cumulative target level under the LTIP.

Awards under Annual Executive Incentive Plan and Metavante Corporation Management Incentive Plan for 2005

Messrs. Kuester, Furlong and O’Neill are eligible to receive annual cash incentives (bonuses) under the Company’s Annual Executive Incentive Plan based upon one or more objective financial performance criteria selected by the Compensation Committee.  Messrs. Kuester, Furlong and O’Neill will receive an annual cash incentive based on a percentage of their base salary if the performance goals are met for 2005.  The Compensation Committee determined that the performance criterion for 2005 will be earnings per share, adjusted for certain items, and approved the following threshold, target and maximum payouts:

	Payout as a Percentage of Base Salary
	Threshold	Target	Maximum
Dennis J. Kuester	35%	100%	170%
Mark F. Furlong	30%	90%	153%
Thomas J. O’Neill	25%	80%	135%

No payment will be made for performance below threshold.

Mr. Martire is eligible to receive an annual cash incentive under the Metavante Corporation Management Incentive Plan based upon one or more objective financial performance criteria selected by the Compensation Committee.  Mr. Martire will receive an annual cash incentive based on a percentage of his base salary if the performance goals are met for 2005.  The Compensation Committee determined that the performance criteria for 2005 will be Metavante’s revenues and net income for 2005, and approved the following target and maximum payouts:

	Metavante Revenues for 2005	Metavante Net Income for 2005	Total Potential Annual Cash Incentive for 2005
Target	22.5%	67.5%	90.0%
Maximum	33.75%	101.25%	135.0%

Metavante’s performance in relation to the performance criteria will be calculated independently, which would allow Mr. Martire to receive a payout under one of the criterion but not under the other.  No payout will be made under a performance criterion for performance below target.

Awards under 1994 Long-Term Incentive Plan and Metavante Corporation Long-Term Incentive Plan for 2004

The Compensation Committee approved the following awards, performance criteria and payout multiples under the LTIP and the Metavante Corporation Long-Term Incentive Plan:

	Awards Granted January 2005 for the Performance Period Beginning January 2005

Name	Number of Shares, Units or Other Rights(1)	Targeted Cash Payment(2)	Performance or Other Period Until Maturation or Payout

Dennis J. Kuester	18,000	—	3 Years
James B. Wigdale	—	—	—
Mark F. Furlong	12,000	—	3 Years
Frank F. Martire	—	$250,000	3 Years
Thomas J. O’Neill	5,000	—	3 Years

(1)

Units awarded represent share equivalents of the Company’s common stock.  The performance period is the three years commencing on January 1, 2005 and ending on December 31, 2007 for awards granted in January 2005.  Additional units will be credited to each participant’s account when dividends are paid on shares of the Company’s common stock.  Vesting of units occurs at the end of the three-year period except in the case of the death or disability of the participant, termination of a participant’s employment due to retirement, or the occurrence of a “triggering event” (which relates to a change in control of the Company).  Upon the occurrence of a “triggering event,” units vest notwithstanding continued employment by the acquiring company.  A payout multiple is applied to the units awarded to a participant based on the Company’s performance in relation to two equally weighted performance criteria, which represent (a) the total return of the Company’s common stock for the three-year period when compared with the total return for those stocks composing the KBW 50 Index and (b) the Company’s cumulative earnings per share for the three-year period, adjusted for certain items.  The Company’s performance in relation to the performance criteria is calculated independently, thereby allowing a participant to receive a payout under one of the criterion but not under the other.  For each criterion, the threshold payout multiple is 12.5% and the maximum is 137.5%, resulting in a combined maximum of 275.0%.  No payout will be made under a performance criterion for performance below threshold.  The resulting payout multiple is applied to the units awarded and units awarded to the participant in lieu of the payment of dividends.  Before awards are paid, the Compensation Committee must certify the extent to which the performance criteria have been met.

(2)

Cash-based awards are made under the Metavante Corporation Long-Term Incentive Plan.  The performance period is the three years commencing on January 1, 2005 and ending on December 31, 2007.  The award vests at the end of the three-year period except in the case of death or disability, termination of employment due to retirement or the occurrence of a “triggering event” (which relates to a change of control of Metavante or the Company).  Upon the occurrence of a “triggering event,” the award vests notwithstanding continued employment by the Company.  A payout multiple will be applied to an amount equal to the cash award made to a participant based on the performance of Metavante or the Company, as the case may be, in relation to the following equally weighted performance criteria:  (a) Metavante’s cumulative net income for the three-year period; (b) Metavante’s cumulative revenue for the three-year period; (c) the total return of the Company’s common stock for the three-year period when compared with the total return for those stocks composing the KBW 50 Index; and (d) the Company’s cumulative earnings per share for the three-year period, adjusted for certain items.  The performance of Metavante or the Company, as the case may be, in relation to the performance criteria is calculated independently, which may allow a participant to receive a payout under one or more, but less than all, of the criteria.  For each criterion, the threshold payout multiple is 6.25% and the maximum payout multiple is 68.75%, resulting in a combined maximum payout multiple of 275.0% or $687,500.  No payout will be made under a performance criterion for performance below threshold.  Before the award is paid, the Compensation Committee must certify the extent to which the performance criteria have been met.

Approval of Metavante Acquisition Incentive Plan

The Compensation Committee approved the Metavante Acquisition Incentive Plan.  The plan is designed to provide an incentive to senior personnel at Metavante to achieve and exceed interim financial performance targets through December 31, 2005 and cumulative financial performance targets through December 31, 2006 related to companies acquired by Metavante in 2004 and Metavante as a whole.  The cash incentive paid to each participant will be determined based on the cumulative net income (adjusted for financing and purchase price amortization and accrual of cash incentives under the plan) of the acquired company or companies for which such participant has responsibility and Metavante as a whole.  The Compensation Committee has approved target, over-achieve and maximum performance levels for the interim and cumulative performance periods.  No cash incentives will be paid to any participant in the event of performance below either target performance level.  Payouts for the interim performance period will be made in the first quarter of 2006 and payouts for the cumulative performance period will be made in the first quarter of 2007.  The Compensation Committee will review the results of the acquired companies before the payouts are made.  Participants must be employed at the end of the applicable performance period in order to be eligible to receive a cash incentive.  The Company’s executive management and the Compensation Committee retain discretion to alter the incentive awards under the plan for any circumstances they deem appropriate and to require deferral of any payouts to the extent necessary to meet the requirements for deductibility of the payouts under Section 162(m) of the Internal Revenue Code.

Mr. Martire is a participant in the plan and his cash incentive will be based on the results of all of the companies acquired by Metavante in 2004 and Metavante as a whole.  The Compensation Committee has determined that he will be eligible for (a) an $87,500 cash incentive at the interim target performance level and a $262,500 cash incentive at the cumulative target performance level (or a total cash incentive of $350,000 if the target performance levels are achieved for both performance periods), (b) a $131,250 cash incentive at the interim over-achieve performance level and a $393,750 cash incentive at the cumulative over-achieve performance level (or a total cash incentive of $525,000 if the over-achieve performance levels are achieved for both performance periods) and (c) a $262,500 cash incentive at the interim maximum performance level and a $787,500 cash incentive at the cumulative maximum performance level (or a total cash incentive of $1,050,000 if the maximum performance levels are achieved for both performance periods).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005	MARSHALL & ILSLEY CORPORATION

By: /s/ Randall J. Erickson
Randall J. Erickson Senior Vice President, General Counsel and Secretary